Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	John M. McCaffery
Executive Vice President
Chief Financial Officer
(631) 537-1001, ext. 7290

BRIDGE BANCORP, INC. REPORTS FOURTH QUARTER AND YEAR END 2020 RESULTS WITH DILUTED EARNINGS PER COMMON SHARE OF $0.45 (AS REPORTED) AND $0.75 (AS ADJUSTED)

(Bridgehampton, NY – January 28, 2021) Bridge Bancorp, Inc. (NASDAQ: BDGE) (the “Company”), the parent company of BNB Bank (“BNB”), today announced fourth quarter and year end results for 2020.

The Company's fourth quarter and full year 2020 financial results included:

●	Net income for the 2020 fourth quarter of $9.0 million, or $0.45 per diluted share, inclusive of merger and stock acceleration expenses related to the Company’s merger with Dime Community Bancshares, Inc. (“Dime”).
●	Excluding merger and stock acceleration expenses, and related tax adjustments, adjusted net income for the 2020 fourth quarter was $15.0 million, or $0.75 per diluted share.[1]
●	Net income for the full year 2020 of $42.0 million, or $2.11 per diluted share, compared to $51.7 million, or $2.59 per diluted share, for the full year 2019.
●	Excluding merger and stock acceleration expenses, and related tax adjustments, adjusted net income for the full year 2020 was $50.4 million, or $2.52 per diluted share.[1]
●	Adjusted pre-tax pre-provision net revenue was $19.9 million for the 2020 fourth quarter, $1.0 million lower compared to the linked quarter, and a $1.1 million, or 6%, increase year-over-year.[1]
●	Net interest income grew $2.3 million compared to the linked quarter, to $43.0 million, with a tax-equivalent net interest margin of 2.94%, or 3.24% on an adjusted basis.
●	Total assets increased to $6.4 billion at December 31, 2020, 2% higher than September 30, 2020.
●	Total deposits increased $120.2 million, and the cost of total deposits decreased 6 basis points, compared to the linked quarter.
●	Non-public, non-brokered deposit growth of $19.6 million, or 2% annualized, compared to September 30, 2020, and $1.3 billion, or 43%, from December 31, 2019.
●	Non-performing assets of $12.2 million at December 31, 2020, $5.1 million higher than September 30, 2020 and $7.8 million higher than December 31, 2019. Allowance for credit losses coverage to total loans of 0.96% at December 31, 2020.
●	Total remaining loan payment deferrals at January 22, 2021 were $76.1 million, or 1.7%, of total loans held for investment.
●	Provision for credit losses of $0.5 million, a decline of $1.0 million on a linked quarter basis.
●	All capital ratios remain strong. Declared a dividend of $0.24 during the quarter.

1 See reconciliation of this non-GAAP financial measure provided elsewhere herein.

Commenting on the results, Kevin O’Connor, President and CEO said, “As we close the book on 2020, and look forward to opening as the new Dime Community Bank on February 1, 2021, we begin a new chapter in the story of Bridge Bancorp. I am amazed at the collective accomplishments of our team. Not just during the challenges of 2020, but in the past decade and over the last 110 years. Several years ago, we developed a mission statement, ‘To Be the Preeminent Community Bank in Our Markets, Providing Added Value and Superior Customer Service.’ Surveying our shared achievements, I’m proud to say, ‘Mission Accomplished!’”

Net Earnings and Returns

Net income in the 2020 fourth quarter was $9.0 million, or $0.45 per diluted share, which was $4.1 million, or $0.21 per diluted share, lower than the 2020 third quarter, primarily attributable to higher non-interest expense and lower non-interest income, partially offset by growth in net interest income, and lower provision for credit losses. Excluding the impact of merger and stock acceleration expenses, and related tax adjustments, net income for the 2020 fourth quarter was $15.0 million, or $0.75 per diluted share. Net income for the full year 2020 was $42.0 million, or $2.11 per diluted share, compared to $51.7 million, or $2.59 per diluted share, in 2019.

Returns on average assets and equity in the 2020 fourth quarter were 0.56% and 6.85%, respectively.  Return on average tangible common equity was 8.67% for the 2020 fourth quarter (see reconciliation of this non-GAAP financial measure provided elsewhere herein). The merger and stock acceleration expenses, and related tax adjustments incurred during the quarter reduced returns on average assets, equity and tangible common equity by approximately 38 basis points, 462 basis points, and 596 basis points, respectively.

Net Interest Income

Interest income was $47.5 million in the 2020 fourth quarter, an increase of $1.2 million compared to the 2020 third quarter, primarily due to loan portfolio growth and higher average yields on loans, partially offset by a decline in the securities portfolio and lower average yields on securities. Interest expense was $4.5 million in the 2020 fourth quarter, a decrease of $1.1 million compared to the 2020 third quarter, primarily due to a decrease in the average cost of deposits and a decrease in average borrowings, partially offset by an increase in average deposits.

The tax-equivalent net interest margin in the 2020 fourth quarter showed an increase of 11 basis points to 2.94% from 2.83% in the linked quarter. 2020 fourth quarter loan yields showed an increase of 11 basis points to 3.83% from 3.72% in the linked quarter.

	Three Months Ended			Change Compared To
	December 31,	September 30,	December 31,	September 30,		December 31,
	2020	2020	2019	2020		2019
Average yield on loans, tax-equivalent basis	3.83%	3.72%	4.45%	11	bp	(62)	bp

Net interest margin - as reported (1)	2.93%	2.82%	3.25%	11	bp	(32)	bp
Net interest margin, tax-equivalent basis (2)	2.94	2.83	3.26	11		(32)
Adjusted net interest margin (non-GAAP) (3)	3.24	3.22	3.27	2		(3)

(1)	Net interest margin represents net interest income divided by average interest-earning assets.
(2)	Net interest margin, tax-equivalent basis represents net interest income on a tax-equivalent basis divided by average interest-earning assets.
(3)	Adjusted net interest margin represents adjusted net interest income on a tax-equivalent basis, excluding deposits with banks and Paycheck Protection Program (“PPP”) loans, divided by adjusted average interest-earning assets, excluding deposits with banks and PPP loans.

Provision for Credit Losses

The provision for credit loss expense was $0.5 million for the 2020 fourth quarter, $1.0 million lower than the 2020 third quarter, and $11.5 million for the full year 2020, $5.8 million higher than the full year 2019. The Company recorded additional expected credit losses in the 2020 first and second quarters related to its estimate of the economic impact of the COVID-19 pandemic. The Company recognized net recoveries of $0.2 million in the 2020 fourth quarter, compared to net charge-offs of $1.4 million in the 2020 third quarter. The Company recognized net charge-offs of $1.7 million in the full year 2020, compared to net charge-offs of $4.3 million in the full year 2019.

Non-Interest Income

Non-interest income was $5.4 million for the 2020 fourth quarter, which was $1.3 million lower compared to the 2020 third quarter, primarily attributable to net securities gains in the 2020 third quarter and a decrease in gain on sale of SBA loans during the 2020 fourth quarter, partially offset by a loss on termination of swaps in the 2020 third quarter. Non-interest income was $19.7 million for the full year 2020, $5.7 million lower than the full year 2019, driven primarily by a loss on termination of swaps in the 2020 third quarter, and decreases in loan swap fees, the fair value of loans held for sale, and service charges during 2020, partially offset by increases in net securities gains and gain on sale of SBA loans. Additionally, there was an increase in title fees on a year-over-year and linked quarter basis as real estate activity increased in our eastern markets.

Non-Interest Expense

Non-interest expense for the 2020 fourth quarter of $35.1 million was $6.1 million higher than the 2020 third quarter. Non-interest expense for the full year 2020 increased to $113.3 million from $96.1 million in full year 2019. The increase in the fourth quarter was primarily due to stock acceleration expense related to the Company’s merger with Dime. The increase in full year non-interest expense was primarily due to higher salaries and benefits expense, related to an increase in incentive accruals, in addition to merger and stock acceleration expenses. Excluding the impact of merger and stock acceleration expenses, total non-interest expense in the 2020 fourth quarter and full year 2020 would have been $28.8 million and $104.6 million, respectively.

Income Tax Expense

Income tax expense was $3.9 million in the 2020 fourth quarter, a decrease of $0.1 million compared to the 2020 third quarter. The effective tax rate for the 2020 fourth quarter was 30.2%, compared to 23.4% in the 2020 third quarter. Income tax expense was $13.7 million in the full year 2020, a decrease of $0.4 million compared to the full year 2019. The effective tax rate for the full year 2020 was 24.6%, compared to 21.4% for the full year 2019. The increase in the Company’s effective tax rate resulted primarily from non-deductible salaries and merger expenses related to the Company’s merger with Dime.

Balance Sheet

Total assets were $6.4 billion at December 31, 2020, $111.9 million higher than September 30, 2020. The rise in total assets compared to the linked quarter was largely attributable to a $153.5 million increase in interest-earning deposits with banks.

Total loans held for investment decreased $42.1 million to $4.6 billion during the 2020 fourth quarter, which includes the reclassification of a $43.0 million loan portfolio to held for sale as of December 31, 2020. Net deferred loan fees were $8.2 million at December 31, 2020, inclusive of $15.4 million remaining unamortized net loan fees related to PPP loans. The allowance for credit losses was $44.2 million at December 31, 2020, $0.7 million higher than September 30, 2020. The allowance as a percentage of loans was 0.96% and 0.94% at December 31, 2020 and September 30, 2020, respectively.

Total deposits increased $120.2 million (9% annualized) to $5.5 billion during the 2020 fourth quarter. Demand deposits increased $226.4 million during the 2020 fourth quarter to $2.5 billion at December 31, 2020, representing 45% of total deposits.

Total stockholders’ equity was $517.8 million at December 31, 2020, $5.6 million higher than September 30, 2020. The growth reflects earnings, partially offset by shareholders’ dividends. During the 2020 first quarter, the Company purchased 179,620 shares of its common stock under the repurchase plan at a cost of $4.6 million. Book value per share was $26.23 at December 31, 2020, $0.29 higher than September 30, 2020. Tangible book value per share was $20.69 at December 31, 2020, $0.29 higher than September 30, 2020 (see reconciliation of this non-GAAP financial measure provided elsewhere herein).

Balance Sheet Highlights (unaudited)

				Change Compared To
	December 31,	September 30,	December 31,	September 30,	December 31,
(Dollars in thousands)	2020	2020	2019	2020	2019
Total assets	$6,434,296	$6,322,377	$4,921,520	$111,919	$1,512,776
Total stockholders' equity	517,831	512,221	497,154	5,610	20,677

Loans held for investment
Investor commercial real estate ("CRE")	$1,081,443	$1,097,290	$1,034,599	$(15,847)	$46,844
Owner-occupied CRE	557,076	532,597	531,088	24,479	25,988
Construction and land	82,479	66,826	97,311	15,653	(14,832)
Commercial and industrial	682,495	670,796	679,444	11,699	3,051
Paycheck Protection Program ("PPP")	844,652	960,371	-	(115,719)	844,652
Total commercial	3,248,145	3,327,880	2,342,442	(79,735)	905,703

Multi-family	899,730	853,263	812,174	46,467	87,556
Residential real estate	434,689	449,984	493,144	(15,295)	(58,455)
Installment and consumer	23,019	22,520	24,836	499	(1,817)
Net deferred loan (fees) costs	(8,180)	(14,174)	7,689	5,994	(15,869)
Total loans held for investment	$4,597,403	$4,639,473	$3,680,285	$(42,070)	$917,118

Deposits
Total IPC deposits	$4,338,170	$4,318,594	$3,042,171	$19,576	$1,295,999
Brokered deposits	126,350	122,543	164,034	3,807	(37,684)
Public deposits	1,024,733	927,932	608,442	96,801	416,291
Total public and brokered deposits	1,151,083	1,050,475	772,476	100,608	378,607
Total deposits	$5,489,253	$5,369,069	$3,814,647	$120,184	$1,674,606

Loan-to-deposit ratio	83.75%	86.41%	96.48%	(2.66)%	(12.72)%

Loan and Line of Credit Origination Information (unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2020	2020	2019	2020	2019
Investor CRE	$27,221	$68,597	$68,562	$183,616	$243,512
Owner-occupied CRE	23,533	23,937	20,221	104,477	118,286
Commercial and industrial	134,147	97,209	79,404	372,772	332,167
PPP	—	10,666	—	960,395	—
Multi-family	68,511	19,773	175,906	175,529	297,860
Residential real estate	4,442	1,683	9,228	18,748	35,517
Other	52,246	28,010	18,618	110,465	94,337
Total loan and line of credit originations	$310,100	$249,875	$371,939	$1,926,002	$1,121,679

Asset Quality

Asset quality measures remained solid, as non-performing assets were $12.2 million, or 0.19% of total assets, at December 31, 2020, compared to $7.1 million, or 0.11% of total assets, at September 30, 2020. Non-performing loans were $12.2 million, or 0.26% of total loans, at December 31, 2020, compared to $7.1 million, or 0.15% of total loans at September 30, 2020. Loans 30 to 89 days past due increased $0.9 million to $11.6 million at December 31, 2020, compared to $10.7 million at September 30, 2020.

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, BNB Bank. Established in 1910, BNB, with assets of approximately $6.4 billion, operates 39 branch locations serving Long Island and the greater New York metropolitan area. Through its branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB's wholly-owned subsidiary, Bridge Abstract. Bridge Financial Services, Inc., a wholly-owned subsidiary of BNB, offers financial planning and investment consultation.  For more information visit www.bnbbank.com.

BNB also has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

Please see the attached tables for selected financial information.

Forward Looking Statements

This release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, involve risk and uncertainties, and are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intends,” “may,” “outlook,” “predicts,” “projects,” “would,” “estimates,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, tax rates, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the  consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  The Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic  conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of BNB’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; an unexpected increase in operating costs; expanded regulatory requirements; expenses related to our proposed merger with Dime Community Bancshares, Inc., unexpected delays related to the merger, or our inability to obtain regulatory approvals or satisfy other closing conditions required to complete the merger; and other risk factors discussed elsewhere, and in our reports filed with the Securities and Exchange Commission. In addition, the COVID-19 pandemic is having an adverse impact on the Company, its customers and the communities it serves. The adverse effect of the COVID-19 pandemic on the Company, its customers and the communities where it operates may adversely affect the Company’s business, results of operations and financial condition for an indefinite period of time. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Condition (unaudited)

(In thousands)

	December 31,	September 30,	December 31,
	2020	2020	2019
Assets
Cash and due from banks	$107,729	$94,892	$77,693
Interest-earning deposits with banks	769,099	615,575	39,501
Total cash and cash equivalents	876,828	710,467	117,194
Securities available for sale, at fair value	450,360	466,081	638,291
Securities held to maturity	85,700	100,934	133,638
Total securities	536,060	567,015	771,929
Securities, restricted	23,362	23,362	32,879
Loans held for sale	52,785	10,000	12,643
Loans held for investment	4,597,403	4,639,473	3,680,285
Allowance for credit losses	(44,200)	(43,474)	(32,786)
Loans held for investment, net	4,553,203	4,595,999	3,647,499
Premises and equipment, net	34,872	34,341	34,062
Operating lease right-of-use assets	44,007	44,642	43,450
Goodwill and other intangible assets	109,328	109,398	109,627
Accrued interest receivable and other assets	203,851	227,153	152,237
Total assets	$6,434,296	$6,322,377	$4,921,520

Liabilities and stockholders' equity
Demand deposits	$2,304,794	$2,176,391	$1,386,037
Savings and negotiable order of withdrawal ("NOW") deposits	632,126	686,310	438,902
Money market deposit accounts ("MMDA")	1,213,506	1,265,136	1,012,322
Certificates of deposit of less than $100,000	50,350	52,797	58,640
Certificates of deposit of $100,000 or more	137,394	137,960	146,270
Total individual, partnership and corporate ("IPC") deposits	4,338,170	4,318,594	3,042,171
Brokered deposits	126,350	122,543	164,034
Public funds - demand deposits	167,933	69,914	132,921
Public funds - other deposits	856,800	858,018	475,521
Total public and brokered deposits	1,151,083	1,050,475	772,476
Total deposits	5,489,253	5,369,069	3,814,647
Federal funds purchased and repurchase agreements	1,223	1,353	999
Federal Home Loan Bank ("FHLB") advances	215,000	215,000	435,000
Subordinated debentures, net	79,059	79,024	78,920
Operating lease liabilities	46,713	47,383	45,977
Other liabilities and accrued expenses	85,217	98,327	48,823
Total liabilities	5,916,465	5,810,156	4,424,366
Total stockholders' equity	517,831	512,221	497,154
Total liabilities and stockholders' equity	$6,434,296	$6,322,377	$4,921,520

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)

(In thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Interest income	$47,484	$46,296	$44,320	$184,232	$181,541
Interest expense	4,492	5,589	8,672	23,451	39,338
Net interest income	42,992	40,707	35,648	160,781	142,203
Provision for credit losses	500	1,500	600	11,500	5,700
Net interest income after provision for credit losses	42,492	39,207	35,048	149,281	136,503

Non-interest income:
Service charges and other fees	2,351	2,215	2,487	8,955	10,059
Title fees	928	695	571	2,337	1,720
Net securities gains	—	3,540	—	3,525	201
Loss on termination of swaps	—	(3,403)	—	(3,403)	—
Change in fair value of loans held for sale	(234)	—	—	(2,877)	—
Gain on sale of SBA loans	909	2,191	322	3,940	1,984
Bank owned life insurance	548	543	560	2,186	2,230
Loan swap fees	637	554	4,260	3,742	7,460
Other	305	455	226	1,298	1,733
Total non-interest income	5,444	6,790	8,426	19,703	25,387

Non-interest expense:
Salaries and employee benefits	17,109	16,406	15,011	62,983	56,244
Stock acceleration expense	4,176	—	—	4,176	—
Occupancy and equipment	3,669	3,599	3,791	14,287	14,372
Merger expenses	2,100	2,352	—	4,452	—
Amortization of other intangible assets	149	149	182	656	787
Other	7,875	6,431	6,348	26,703	24,736
Total non-interest expense	35,078	28,937	25,332	113,257	96,139

Income before income taxes	12,858	17,060	18,142	55,727	65,751
Income tax expense	3,881	3,999	3,934	13,685	14,060
Net income	$8,977	$13,061	$14,208	$42,042	$51,691

Earnings Per Share (unaudited)
(In thousands, except per share data)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net income	$8,977	$13,061	$14,208	$42,042	$51,691
Dividends paid on and earnings allocated to participating securities	(183)	(276)	(299)	(872)	(1,096)
Income attributable to common stock	$8,794	$12,785	$13,909	$41,170	$50,595

Weighted average common shares outstanding, including participating securities	19,908	19,896	19,957	19,903	19,952
Weighted average participating securities	(392)	(423)	(419)	(409)	(424)
Weighted average common shares outstanding	19,516	19,473	19,538	19,494	19,528
Basic earnings per common share	$0.45	$0.66	$0.71	$2.11	$2.59

Weighted average common shares outstanding	19,516	19,473	19,538	19,494	19,528
Incremental shares from assumed conversions of options and restricted stock units	58	41	40	55	31
Weighted average common and equivalent shares outstanding	19,574	19,514	19,578	19,549	19,559
Diluted earnings per common share	$0.45	$0.66	$0.71	$2.11	$2.59

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (unaudited)

(In thousands, except per share amounts and financial ratios)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Selected Financial Data:
Return on average total assets	0.56%	0.83%	1.18%	0.72%	1.10%
Adjusted return on average total assets (1)	0.94	0.98	1.18	0.86	1.10
Return on average stockholders' equity	6.85	10.15	11.40	8.26	10.84
Adjusted return on average stockholders' equity (1)	11.47	11.93	11.40	9.90	10.84
Return on average tangible common equity (1) (2)	8.67	12.90	14.66	10.52	14.09
Adjusted return on average tangible common equity (1) (2)	14.63	15.28	14.81	12.74	14.26
Net interest rate spread, tax-equivalent basis	2.71	2.55	2.79	2.70	2.80
Net interest margin, tax-equivalent basis	2.94	2.83	3.26	2.99	3.31
Average interest-earning assets to average interest-bearing liabilities	175.43	169.28	159.10	168.19	155.99
Efficiency ratio	72.42	60.92	57.48	62.75	57.37
Adjusted efficiency ratio (1)	58.77	55.71	56.93	56.62	56.79
Operating expense/average assets	2.20	1.84	2.10	1.93	2.04
Adjusted operating expense/average assets (1)	1.80	1.68	2.09	1.77	2.02

(1)	See reconciliation of this non-GAAP financial measure provided elsewhere herein.
(2)	Average tangible common equity represents a non-GAAP financial measure calculated as average total stockholders' equity less average goodwill and intangible assets.

	December 31,	September 30,	December 31,
	2020	2020	2019
Selected Financial Data:
Book value per share	$26.23	$25.94	$25.06
Tangible book value per share (1)	$20.69	$20.40	$19.54
Common shares outstanding	19,744	19,749	19,837

Capital Ratios:
Total capital to risk-weighted assets	13.0%	13.3%	13.1%
Tier 1 capital to risk-weighted assets	10.3	10.3	10.2
Common equity Tier 1 capital to risk-weighted assets	10.3	10.3	10.2
Tier 1 capital to average assets	6.8	6.8	8.5
Tangible common equity to tangible assets (1) (2)	6.5	6.5	8.1

Capital Ratios - Bank Only:
Total capital to risk-weighted assets	13.2%	13.2%	13.0%
Tier 1 capital to risk-weighted assets	12.2	12.2	12.1
Common equity Tier 1 capital to risk-weighted assets	12.2	12.2	12.1
Tier 1 capital to average assets	8.1	8.1	10.1

Asset Quality:
Loans 30-89 days past due	$11,613	$10,682	$6,366
Loans 90 days past due and accruing	$—	$—	$343
Non-performing loans/ Non-performing assets	$12,162	$7,064	$4,369
Non-performing loans/total loans	0.26%	0.15%	0.12%
Non-performing assets/total assets	0.19	0.11	0.09
Allowance/non-performing loans	363.43	615.43	750.42
Allowance/total loans	0.96	0.94	0.89

(1)	Tangible common equity represents a non-GAAP financial measure calculated as total stockholders' equity less goodwill and intangible assets.
(2)	Tangible assets represent a non-GAAP financial measure calculated as total assets less goodwill and intangible assets.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Three Months Ended December 31,			Three Months Ended September 30,			Three Months Ended December 31,
	2020			2020			2019
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$4,641,754	$44,649	3.83%	$4,612,125	$43,108	3.72%	$3,547,865	$39,780	4.45%
Securities (1)	563,124	2,760	1.95	596,981	3,144	2.10	761,628	4,432	2.31
Deposits with banks	624,415	159	0.10	531,205	135	0.10	46,994	212	1.79
Total interest-earning assets (1)	5,829,293	47,568	3.25	5,740,311	46,387	3.21	4,356,487	44,424	4.05
Non-interest-earning assets:
Other assets	506,978			509,574			428,508
Total assets	$6,336,271			$6,249,885			$4,784,995

Interest-bearing liabilities:
Savings	$366,824	$62	0.07%	$353,624	$72	0.08%	$335,743	$377	0.45%
NOW	251,539	29	0.05	219,275	29	0.05	136,562	53	0.15
MMDA	1,275,540	888	0.28	1,247,455	1,016	0.32	1,067,493	3,108	1.16
Savings, NOW and MMDA	1,893,903	979	0.21	1,820,354	1,117	0.24	1,539,798	3,538	0.91
Certificates of deposit of less than $100,000	51,422	124	0.96	53,813	155	1.15	59,337	284	1.90
Certificates of deposit of $100,000 or more	138,434	323	0.93	140,982	387	1.09	147,557	774	2.08
Total IPC deposits	2,083,759	1,426	0.27	2,015,149	1,659	0.33	1,746,692	4,596	1.04
Brokered deposits	125,215	321	1.02	139,760	339	0.96	93,372	391	1.66
Public funds	818,286	920	0.45	825,734	1,049	0.51	452,509	939	0.82
Total public and brokered deposits	943,501	1,241	0.52	965,494	1,388	0.57	545,881	1,330	0.97
Total deposits	3,027,260	2,667	0.35	2,980,643	3,047	0.41	2,292,573	5,926	1.03
Federal funds purchased and repurchase agreements	1,503	—	—	1,793	—	—	116,312	494	1.69
FHLB advances	215,000	829	1.53	329,674	1,407	1.70	250,446	1,118	1.77
Subordinated debentures	79,037	996	5.01	79,003	1,135	5.72	78,897	1,134	5.70
Total borrowings	295,540	1,825	2.46	410,470	2,542	2.46	445,655	2,746	2.44
Total interest-bearing liabilities	3,322,800	4,492	0.54	3,391,113	5,589	0.66	2,738,228	8,672	1.26
Non-interest-bearing liabilities:
Demand deposits	2,347,853			2,193,615			1,452,908
Other liabilities	144,213			153,102			99,607
Total liabilities	5,814,866			5,737,830			4,290,743
Stockholders' equity	521,405			512,055			494,252
Total liabilities and stockholders' equity	$6,336,271			$6,249,885			$4,784,995

Net interest rate spread			2.71%			2.55%			2.79%
Net interest-earning assets	$2,506,493			$2,349,198			$1,618,259
Net interest margin - tax-equivalent		43,076	2.94%		40,798	2.83%		35,752	3.26%
Less: Tax-equivalent adjustment		(84)	(0.01)		(91)	(0.01)		(104)	(0.01)
Net interest income		$42,992			$40,707			$35,648
Net interest margin			2.93%			2.82%			3.25%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Year Ended December 31,
	2020			2019
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$4,341,647	$169,611	3.91%	$3,410,773	$158,492	4.65%
Securities (1)	642,461	14,328	2.23	823,280	21,874	2.66
Deposits with banks	404,272	673	0.17	75,600	1,697	2.24
Total interest-earning assets (1)	5,388,380	184,612	3.43	4,309,653	182,063	4.22
Non-interest-earning assets:
Other assets	483,647			408,813
Total assets	$5,872,027			$4,718,466

Interest-bearing liabilities:
Savings	$335,543	$417	0.12%	$402,701	$3,596	0.89%
NOW	183,882	130	0.07	123,075	193	0.16
MMDA	1,181,572	5,448	0.46	1,024,719	13,986	1.36
Savings, NOW and MMDA	1,700,997	5,995	0.35	1,550,495	17,775	1.15
Certificates of deposit of less than $100,000	55,092	759	1.38	60,428	1,129	1.87
Certificates of deposit of $100,000 or more	143,072	1,999	1.40	150,638	3,156	2.10
Total IPC deposits	1,899,161	8,753	0.46	1,761,561	22,060	1.25
Brokered deposits	160,320	1,806	1.13	127,765	2,759	2.16
Public funds	772,041	4,420	0.57	508,240	4,640	0.91
Total public and brokered deposits	932,361	6,226	0.67	636,005	7,399	1.16
Total deposits	2,831,522	14,979	0.53	2,397,566	29,459	1.23
Federal funds purchased and repurchase agreements	8,595	79	0.92	41,077	767	1.87
FHLB advances	284,718	3,992	1.40	245,283	4,573	1.86
Subordinated debentures	78,985	4,401	5.57	78,845	4,539	5.76
Total borrowings	372,298	8,472	2.28	365,205	9,879	2.71
Total interest-bearing liabilities	3,203,820	23,451	0.73	2,762,771	39,338	1.42
Non-interest-bearing liabilities:
Demand deposits	2,020,575			1,392,606
Other liabilities	138,665			86,130
Total liabilities	5,363,060			4,241,507
Stockholders' equity	508,967			476,959
Total liabilities and stockholders' equity	$5,872,027			$4,718,466

Net interest rate spread			2.70%			2.80%
Net interest-earning assets	$2,184,560			$1,546,882
Net interest margin - tax-equivalent		161,161	2.99%		142,725	3.31%
Less: Tax-equivalent adjustment		(380)	(0.01)		(522)	(0.01)
Net interest income		$160,781			$142,203
Net interest margin			2.98%			3.30%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

Reconciliation of as reported (GAAP) and non-GAAP financial measures

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude merger and stock acceleration expenses associated with the Company’s proposed merger with Dime. Tax deductible adjustments to net income are taxed at the Company’s statutory tax rate of approximately 29%.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Return on average total assets - as reported	0.56%	0.83%	1.18%	0.72%	1.10%
Merger expenses	0.13	0.15	—	0.08	—
Stock acceleration expense	0.26	—	—	0.07	—
Income tax effect of adjustments	(0.01)	—	—	(0.01)	—
Adjusted return on average total assets (non-GAAP)	0.94	0.98	1.18	0.86	1.10

Return on average stockholders' equity - as reported	6.85%	10.15%	11.40%	8.26%	10.84%
Merger expenses	1.60	1.83	—	0.87	—
Stock acceleration expense	3.19	—	—	0.82	—
Income tax effect of adjustments	(0.17)	(0.05)	—	(0.05)	—
Adjusted return on average stockholders' equity (non-GAAP)	11.47	11.93	11.40	9.90	10.84

Return on average tangible common equity - as reported	8.67%	12.90%	14.66%	10.52%	14.09%
Merger expenses	2.03	2.32	—	1.11	—
Stock acceleration expense	4.03	—	—	1.05	—
Amortization of other intangible assets	0.14	0.15	0.19	0.16	0.21
Income tax effect of adjustments	(0.24)	(0.09)	(0.04)	(0.10)	(0.04)
Adjusted return on average tangible common equity (non-GAAP)	14.63	15.28	14.81	12.74	14.26

The following table presents a reconciliation of net income and diluted earnings per share (as reported) to adjusted net income and adjusted diluted earnings per share excluding merger and stock acceleration expenses:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2020	2020	2019	2020	2019
Net income - as reported	$8,977	$13,061	$14,208	$42,042	$51,691
Adjustments:
Merger expenses	2,100	2,352	—	4,452	—
Stock acceleration expense	4,176	—	—	4,176	—
Income tax effect of adjustments	(220)	(58)	—	(278)	—
Adjusted net income (non-GAAP)	$15,033	$15,355	$14,208	$50,392	$51,691

Diluted earnings per share - as reported	$0.45	$0.66	$0.71	$2.11	$2.59
Adjustments:
Merger expenses	0.10	0.11	—	0.21	—
Stock acceleration expense	0.21	—	—	0.21	—
Income tax effect of adjustments	(0.01)	—	—	(0.01)	—
Adjusted diluted earnings per share (non-GAAP)	$0.75	$0.77	$0.71	$2.52	$2.59

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of net interest income, non-interest income and non-interest expense to pre-tax pre-provision net revenue (non-GAAP) and adjusted pre-tax pre-provision net revenue (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2020	2020	2019	2020	2019
Net interest income	$42,992	$40,707	$35,648	$160,781	$142,203
Non-interest income	5,444	6,790	8,426	19,703	25,387
Total revenues	48,436	47,497	44,074	180,484	167,590
Non-interest expense	35,078	28,937	25,332	113,257	96,139
Pre-tax pre-provision net revenue (non-GAAP) (1)	$13,358	$18,560	$18,742	$67,227	$71,451
Adjustments:
Change in fair value of loans held for sale	234	—	—	2,877	—
Merger expenses	2,100	2,352	—	4,452	—
Stock acceleration expense	4,176	—	—	4,176	—
Adjusted pre-tax pre-provision net revenue (non-GAAP) (2)	$19,868	$20,912	$18,742	$78,732	$71,451

(1)	The reported pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and GAAP non-interest income less GAAP non-interest expense.
(2)	The adjusted pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding pre-tax pre-provision net revenue less the change in fair value of loans held for sale, and merger and stock acceleration expenses.

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2020	2020	2019	2020	2019
Efficiency ratio - as reported (non-GAAP) (1)	72.42%	60.92%	57.48%	62.75%	57.37%
Non-interest expense - as reported	$35,078	$28,937	$25,332	$113,257	$96,139
Less: Merger expenses	(2,100)	(2,352)	—	(4,452)	—
Less: Stock acceleration expense	(4,176)	—	—	(4,176)	—
Less: Amortization of intangible assets	(149)	(149)	(182)	(656)	(787)
Adjusted non-interest expense (non-GAAP)	$28,653	$26,436	$25,150	$103,973	$95,352
Net interest income - as reported	$42,992	$40,707	$35,648	$160,781	$142,203
Tax-equivalent adjustment	84	91	104	380	522
Net interest income, tax-equivalent basis	$43,076	$40,798	$35,752	$161,161	$142,725
Non-interest income - as reported	$5,444	$6,790	$8,426	$19,703	$25,387
Less: Net securities gains	—	(3,540)	—	(3,525)	(201)
Less: Loss on termination of swaps	—	3,403	—	3,403	—
Less: Change in fair value of loans held for sale	234	—	—	2,877	—
Adjusted non-interest income (non-GAAP)	$5,678	$6,653	$8,426	$22,458	$25,186
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$48,754	$47,451	$44,178	$183,619	$167,911
Adjusted efficiency ratio (non-GAAP) (2)	58.77%	55.71%	56.93%	56.62%	56.79%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of net interest income on a tax-equivalent basis and adjusted non-interest income.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table reconciles net interest margin (as reported) to adjusted net interest margin on a tax-equivalent basis, excluding net interest income and average adjustments on deposits with banks and PPP loans (non-GAAP):

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2020	2020	2019
Net interest income - as reported	$42,992	$40,707	$35,648
Tax-equivalent adjustment	84	91	104
Net interest income, tax-equivalent basis	$43,076	$40,798	$35,752
Adjustment:
Less: Interest income on deposits with banks	(159)	(135)	(212)
Less: Net interest income on PPP loans and swaps	(7,981)	(6,005)	—
Adjusted net interest income, tax-equivalent basis (non-GAAP)	$34,936	$34,658	$35,540

Average interest-earning assets - as reported	$5,829,293	$5,740,311	$4,356,487
Adjustments:
Average deposits with banks	(624,415)	(531,205)	(46,994)
Average PPP loans	(909,022)	(933,345)	—
Adjusted average interest-earning assets (non-GAAP)	$4,295,856	$4,275,761	$4,309,493

Net interest margin - as reported (1)	2.93%	2.82%	3.25%
Net interest margin, tax-equivalent basis (2)	2.94	2.83	3.26
Adjusted net interest margin (non-GAAP) (3)	3.24	3.22	3.27

(1)	Net interest margin represents net interest income divided by average interest-earning assets.
(2)	Net interest margin, tax-equivalent basis represents net interest income on a tax-equivalent basis divided by average interest-earning assets.
(3)	Adjusted net interest margin represents adjusted net interest income on a tax-equivalent basis divided by adjusted average interest-earning assets.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Operating expense as a % of average assets - as reported	2.20%	1.84%	2.10%	1.93%	2.04%
Merger expenses	(0.13)	(0.15)	—	(0.08)	—
Stock acceleration expense	(0.26)	—	—	(0.07)	—
Amortization of other intangible assets	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	1.80	1.68	2.09	1.77	2.02

The following table presents the tangible common equity to tangible assets calculation (non-GAAP):

	December 31,	September 30,	December 31,
(Dollars in thousands)	2020	2020	2019
Total assets - as reported	$6,434,296	$6,322,377	$4,921,520
Less: Goodwill and other intangible assets - as reported	(109,328)	(109,398)	(109,627)
Tangible assets (non-GAAP)	$6,324,968	$6,212,979	$4,811,893

Total stockholders' equity - as reported	$517,831	$512,221	$497,154
Less: Goodwill and other intangible assets - as reported	(109,328)	(109,398)	(109,627)
Tangible common equity (non-GAAP)	$408,503	$402,823	$387,527

Tangible common equity to tangible assets (non-GAAP) (1)	6.5%	6.5%	8.1%

(1)	Calculated by dividing tangible common equity by tangible assets.